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                                                                    Exhibit 23.1


                      Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 17, 2000 relating to the financial statements and financial statement schedule of Allscripts, Inc., which appear in Allscripts, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Chicago, Illinois
May 17, 2000